EXHIBIT 99

FOR RELEASE 6:00 AM ET, January 25, 2016

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Q4 2015 Diluted EPS $0.39 compared to $0.32 for Q4 2014; Full year 2015 Diluted EPS $1.50 compared to $1.17 for 2014

MOOREFIELD, WV - January 25, 2016 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported fourth quarter 2015 net income applicable to common shares of $4.15 million, or $0.39 per diluted share, compared to $3.01 million, or $0.32 per diluted share, for the fourth quarter of 2014, representing an increase of 37.8 percent, or 21.9 percent per diluted share. Q4 2015 earnings compared to Q4 2014 were positively impacted by a $782,000 increase in net interest income and a $314,000 gain on sale of foreclosed properties, but were negatively impacted by a $336,000 increase in write-downs of foreclosed properties and a $250,000 provision for loan losses compared to zero for Q4 2014.

Excluding from fourth quarter 2015 (on a pre-tax basis) realized securities gains of $421,000, gains on sales of foreclosed properties of $314,000, write-downs of foreclosed properties of $636,000, Q4 2015 core earnings approximated $4.08 million, or $0.38 per diluted share. Excluding from Q4 2014 (on a pre-tax basis) realized securities gains of $149,000, losses on sales of foreclosed properties of $628,000, a $461,000 fraud loss, and write-downs of foreclosed properties of $300,000, Q4 2014 core earnings approximated $3.79 million, or $0.40 per diluted share. Increased common shares outstanding resulting from common stock issuances during the past year accounted for the $0.02 decline in quarterly year-over-year core diluted earnings per share, despite the increase in earnings.

For the year ended December 31, 2015, Summit recorded net income applicable to common shares of $16.10 million, or $1.50 per diluted share, compared with $10.59 million, or $1.17 per diluted share, for 2014, representing an increase of 52.1%, or 28.2% per diluted share.

Excluding from the full-year 2015 nonrecurring items (on a pre-tax basis) comprised of realized securities gains of $1.44 million, gains on sales of foreclosed properties of $26,000, and write-downs of foreclosed properties of $2.42 million, and from the 2014 full year realized securities gains of $213,000, losses on sale of foreclosed properties of $827,000, a $461,000 fraud loss, and write-downs of foreclosed properties of $3.77 million, core earnings for full-year 2015 were approximately $16.70 million, or $1.56 per diluted share, compared to $13.64 million, or $1.50 per diluted share, for full-year 2014.

Highlights for Q4 2015 include:

•	2015 was the most profitable year in Summit’s history, with net income of $16.10 million, or $1.50 per diluted share.

•	Net interest margin increased 10 basis points compared to the linked quarter, and is 9 basis points higher than Q4 2014.

•	Core revenues increased $255,000, or 1.8 percent (non-annualized) during Q4 2015, and $3.04 million, or 5.7 percent during 2015.

•	Loan portfolio grew $17.2 million, or 1.6 percent (non-annualized) during Q4 2015, and $59.8 million, or 5.8 percent during 2015.

•
Nonperforming assets as a percentage of total assets declined to 2.77 percent compared to 3.07 percent for the linked quarter, and 3.48 percent at year end 2014; foreclosed properties are at the lowest level since Q2 2009.

•	Recorded charges of $636,000 to write-down foreclosed properties compared to $1.05 million in Q3 2015 and $300,000 in Q4 2014.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “The year just concluded marked a significant milestone towards Summit’s goal of being a consistent, high-performing community banking institution. Our improved earnings performance, increased return on assets and equity, growing loan portfolio, increasing revenues, improved net interest margin, strengthened capital, and continuing reductions in the portfolio of problem assets, all serve as evidence towards achievement of this goal. Further, we are very pleased to end 2015 with another exceptional quarter of solid performance, which gives us optimism as we look forward to 2016 and beyond.”

Results from Operations

Total revenue for fourth quarter 2015, consisting of net interest income and noninterest income, grew 6.0 percent to $14.6 million compared to $13.8 million for the fourth quarter 2014. For the year-to-date period ended December 31, 2015, total revenue was $57.9 million compared to $53.6 million for 2014, representing a 8.0 percent increase.

Total core revenue (excluding nonrecurring items, enumerated above) was $14.2 million for fourth quarter 2015 compared to $13.6 million for the same prior-year quarter, an increase of 4.1 percent. For full-year 2015, total core revenue (excluding nonrecurring items) was $56.4 million compared to $53.4 million for full-year 2014, a 5.7 percent improvement.

For the fourth quarter of 2015, net interest income was $11.7 million, an increase of 7.1 percent from the $11.0 million reported in the prior-year fourth quarter and 3.8 percent or

$428,000 more than the linked quarter. The net interest margin for fourth quarter 2015 was 3.51 percent compared to 3.42 percent for the year-ago quarter, and 3.41 percent for the linked quarter.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for fourth quarter 2015 was $2.87 million compared to $2.82 million for the comparable period of 2014. Excluding realized securities gains/losses, noninterest income was $2.45 million for fourth quarter 2015, compared to $2.67 million reported for fourth quarter 2014.

Summit recognized $250,000 provision for loan losses in both the fourth quarter 2015, and the linked quarter, compared to none for the year-ago quarter.

Core noninterest expense continues to be well-controlled. Total noninterest expense decreased 6.8% to $8.49 million compared to $9.11 million for the prior-year fourth quarter. Excluding from noninterest expense (on a pre-tax basis) gains on sales of foreclosed properties of $314,000 in Q4 2015 and losses of $628,000 in Q4 2014, write-downs of foreclosed properties of $636,000 in Q4 2015 and $300,000 in Q4 2014, and a fraud loss in Q4 2014 of $461,000, noninterest expense would have approximated $8.17 million for Q4 2015 compared to $7.72 million for the comparable period of 2014. Noninterest expense for the full-year 2015 decreased 4.8% compared to 2014.

Balance Sheet

At December 31, 2015, total assets were $1.49 billion, an increase of $48.9 million, or 3.4 percent since December 31, 2014. Total loans, net of unearned fees and allowance for loan losses, were $1.08 billion at December 31, 2015, up $59.5 million, or 5.8 percent, from the $1.02 billion reported at year-end 2014.

At December 31, 2015, deposits were $1.07 billion, an increase of $5.4 million, or 0.5 percent, since year end 2014. During 2015, checking and savings grew by $15.3 million and $13.2 million, respectively, or 4.8 percent and 5.2 percent, respectively. Long-term borrowings and subordinated debentures declined by 16.4 percent since year end 2014, as the Company prepaid $16.8 million in subordinated debentures, which was funded primarily by short-term borrowings.

Asset Quality

As of December 31, 2015, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $41.3 million, or 2.77 percent of assets. This compares to $45.2 million, or 3.07 percent of assets at the linked quarter, and $50.2 million, or 3.48 percent of assets, at fourth quarter 2014.

Fourth quarter 2014 net loan charge-offs were $6,000, or 0.00 percent of average loans annualized. The allowance for loan losses stood at $11.5 million, or 1.05 percent of total loans at December 31, 2015, compared to 1.08 percent at year-end 2014.

Capital Adequacy

Shareholders’ equity was $143.7 million as of December 31, 2015 compared to $131.6 million December 31, 2014. Tangible book value per common share increased to $12.78 at December 31, 2015 compared to $11.86 at December 31, 2014.

Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), is well in excess of regulatory requirements for a "well capitalized" institution at December 31, 2015. The Bank’s total risk-based capital ratio was 14.5 percent at December 31, 2015 compared to 15.3 percent at December 31, 2014, while its Tier 1 leverage capital ratio improved to 10.8 percent from the 10.6 percent reported at December 31, 2014.

About the Company

Summit Financial Group, Inc. is a $1.49 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income. Management deems believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2015 vs Q4 2014
	For the Quarter Ended		Percent
Dollars in thousands	12/31/2015	12/31/2014	Change
Condensed Statements of Income
Interest income
Loans, including fees	$13,265	$12,666	4.7%
Securities	1,685	1,784	-5.5%
Other	1	2	-50.0%
Total interest income	14,951	14,452	3.5%
Interest expense
Deposits	2,085	2,130	-2.1%
Borrowings	1,133	1,371	-17.4%
Total interest expense	3,218	3,501	-8.1%
Net interest income	11,733	10,951	7.1%
Provision for loan losses	250	—	n/a
Net interest income after provision for loan losses	11,483	10,951	4.9%

Noninterest income
Insurance commissions	851	1,023	-16.8%
Service fees related to deposit accounts	1,126	1,113	1.2%
Realized securities gains	421	149	182.6%
Other income	471	537	-12.3%
Total noninterest income	2,869	2,822	1.7%
Noninterest expense
Salaries and employee benefits	4,530	4,133	9.6%
Net occupancy expense	481	495	-2.8%
Equipment expense	617	487	26.7%
Professional fees	507	452	12.2%
FDIC premiums	270	315	-14.3%
Foreclosed properties expense	150	239	-37.2%
Loss (gain) on sales of foreclosed properties	(314)	628	-150.0%
Write-downs of foreclosed properties	636	300	112.0%
Other expenses	1,617	2,061	-21.5%
Total noninterest expense	8,494	9,110	-6.8%
Income before income taxes	5,858	4,663	25.6%
Income taxes	1,712	1,464	16.9%
Net income	4,146	3,199	29.6%
Preferred stock dividends	—	191	-100.0%

Net income applicable to common shares	$4,146	$3,008	37.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2015 vs Q4 2014

	For the Quarter Ended		Percent
	12/31/2015	12/31/2014	Change
Per Share Data
Earnings per common share
Basic	$0.39	$0.39	—%
Diluted	$0.39	$0.32	21.9%

Cash dividends	$0.08	$—	n/a

Average common shares outstanding
Basic	10,661,700	7,796,508	36.7%
Diluted	10,669,192	9,963,214	7.1%

Common shares outstanding at period end	10,671,744	8,301,746	28.5%

Performance Ratios
Return on average equity	11.66%	10.10%	15.4%
Return on average tangible equity	12.31%	10.76%	14.4%
Return on average assets	1.12%	0.89%	25.8%
Net interest margin	3.51%	3.42%	2.6%
Efficiency ratio (A)	54.46%	53.07%	2.6%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2015 vs 2014
	For the Years Ended		Percent
Dollars in thousands	12/31/2015	12/31/2014	Change
Condensed Statements of Income
Interest income
Loans, including fees	$52,068	$50,430	3.2%
Securities	6,808	7,188	-5.3%
Other	7	8	-12.5%
Total interest income	58,883	57,626	2.2%
Interest expense
Deposits	8,336	8,995	-7.3%
Borrowings	4,531	6,246	-27.5%
Total interest expense	12,867	15,241	-15.6%
Net interest income	46,016	42,385	8.6%
Provision for loan losses	1,250	2,250	-44.4%
Net interest income after provision for loan losses	44,766	40,135	11.5%

Noninterest income
Insurance commissions	4,042	4,400	-8.1%
Service fees related to deposit accounts	4,285	4,405	-2.7%
Realized securities gains	1,444	213	577.9%
Other-than-temporary impairment of securities	—	(1)	-100.0%
Other income	2,090	2,206	-5.3%
Total noninterest income	11,861	11,223	5.7%
Noninterest expense
Salaries and employee benefits	17,638	16,185	9.0%
Net occupancy expense	1,964	2,023	-2.9%
Equipment expense	2,294	2,086	10.0%
Professional fees	1,616	1,429	13.1%
FDIC premiums	1,220	1,792	-31.9%
Foreclosed properties expense	684	1,020	-32.9%
Loss (gain) on sales of foreclosed properties	(26)	827	-103.1%
Write-downs of foreclosed properties	2,415	3,771	-36.0%
Other expenses	5,827	6,191	-5.9%
Total noninterest expense	33,632	35,324	-4.8%
Income before income taxes	22,995	16,034	43.4%
Income taxes	6,893	4,678	47.3%
Net income	16,102	11,356	41.8%
Preferred stock dividends	—	771	-100.0%

Net income applicable to common shares	$16,102	$10,585	52.1%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2015 vs 2014

	For the Years Ended		Percent
	12/31/2015	12/31/2014	Change
Per Share Data
Earnings per common share
Basic	$1.56	$1.40	11.4%
Diluted	$1.50	$1.17	28.2%

Cash dividends	$0.32	$—	n/a

Average common shares outstanding
Basic	10,295,434	7,539,444	36.6%
Diluted	10,715,275	9,711,561	10.3%

Common shares outstanding at period end	10,671,744	8,301,746	28.5%

Performance Ratios
Return on average equity	11.62%	9.54%	21.8%
Return on average tangible equity	12.29%	10.22%	20.3%
Return on average assets	1.10%	0.80%	37.5%
Net interest margin	3.50%	3.39%	3.2%
Efficiency ratio (A)	52.17%	52.78%	-1.2%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Condensed Statements of Income
Interest income
Loans, including fees	$13,265	$12,983	$12,972	$12,848	$12,666
Securities	1,685	1,543	1,685	1,894	1,784
Other	1	5	1	1	2
Total interest income	14,951	14,531	14,658	14,743	14,452
Interest expense
Deposits	2,085	2,106	2,074	2,071	2,130
Borrowings	1,133	1,120	1,126	1,152	1,371
Total interest expense	3,218	3,226	3,200	3,223	3,501
Net interest income	11,733	11,305	11,458	11,520	10,951
Provision for loan losses	250	250	500	250	—
Net interest income after provision for loan losses	11,483	11,055	10,958	11,270	10,951

Noninterest income
Insurance commissions	851	983	1,080	1,128	1,023
Service fees related to deposit accounts	1,126	1,111	1,072	976	1,113
Realized securities gains	421	372	170	480	149
Other income	471	527	538	555	537
Total noninterest income	2,869	2,993	2,860	3,139	2,822
Noninterest expense
Salaries and employee benefits	4,530	4,479	4,442	4,187	4,133
Net occupancy expense	481	496	489	498	495
Equipment expense	617	582	560	535	487
Professional fees	507	402	372	335	452
FDIC premiums	270	300	320	330	315
Foreclosed properties expense	150	168	158	208	239
Loss (gain) on sale of foreclosed properties	(314)	35	103	150	628
Write-downs of foreclosed properties	636	1,046	160	572	300
Other expenses	1,617	1,364	1,457	1,389	2,061
Total noninterest expense	8,494	8,872	8,061	8,204	9,110
Income before income taxes	5,858	5,176	5,757	6,205	4,663
Income taxes	1,712	1,515	1,747	1,920	1,464
Net income	4,146	3,661	4,010	4,285	3,199
Preferred stock dividends		—	—	—	191
Net income applicable to common shares	$4,146	$3,661	$4,010	$4,285	$3,008

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Per Share Data
Earnings per common share
Basic	$0.39	$0.34	$0.38	$0.49	$0.39
Diluted	$0.39	$0.34	$0.38	$0.41	$0.32

Cash dividends	$0.08	$0.08	$0.08	$0.08	$—

Average common shares outstanding
Basic	10,661,700	10,703,526	10,667,892	8,815,961	7,796,508
Diluted	10,669,192	10,712,203	10,676,474	10,493,323	9,963,214

Common shares outstanding at period end	10,671,744	10,658,199	10,843,676	10,586,242	8,301,746

Performance Ratios
Return on average equity	11.66%	10.42%	11.67%	12.79%	10.10%
Return on average tangible equity	12.31%	11.01%	12.36%	13.56%	10.76%
Return on average assets	1.12%	1.00%	1.09%	1.18%	0.89%
Net interest margin	3.51%	3.41%	3.49%	3.59%	3.42%
Efficiency ratio - (A)	54.46%	52.93%	52.05%	49.27%	53.07%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

Assets
Cash and due from banks	$3,625	$4,232	$3,988	$3,850	$3,728
Interest bearing deposits other banks	5,862	8,057	9,274	8,437	8,783
Securities	280,792	272,127	276,661	282,135	282,834
Loans, net	1,079,331	1,062,348	1,064,472	1,039,669	1,019,842
Property held for sale	25,567	29,713	31,500	34,368	37,529
Premises and equipment, net	21,572	20,457	20,490	20,208	20,060
Intangible assets	7,498	7,548	7,598	7,648	7,698
Cash surrender value of life insurance policies	37,732	37,482	37,222	36,961	36,700
Other assets	30,450	27,340	28,764	27,216	26,394
Total assets	$1,492,429	$1,469,304	$1,479,969	$1,460,492	$1,443,568

Liabilities and Shareholders' Equity
Deposits	$1,066,709	$1,072,091	$1,053,310	$1,058,308	$1,061,314
Short-term borrowings	171,394	145,291	174,599	148,985	123,633
Long-term borrowings and subordinated debentures	95,170	95,648	98,625	101,602	113,879
Other liabilities	15,412	15,985	13,363	15,708	13,098
Shareholders' equity	143,744	140,289	140,072	135,889	131,644
Total liabilities and shareholders' equity	$1,492,429	$1,469,304	$1,479,969	$1,460,492	$1,443,568

Book value per common share (A)	$13.48	$13.16	$12.92	$12.84	$12.60
Tangible book value per common share (A)	$12.78	$12.45	$12.22	$12.11	$11.86
Tangible equity to tangible assets	9.2%	9.1%	9.0%	8.8%	8.6%
Tangible common equity to tangible assets	9.2%	9.1%	9.0%	8.8%	8.0%

NOTE (A) - Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (A)

	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.8%	11.7%	11.6%	11.3%	n/a
Tier 1 Risk-based Capital	13.4%	13.4%	13.2%	13.0%	13.3%
Total Risk Based Capital	14.4%	14.4%	14.2%	14.0%	14.9%
Tier 1 Leverage Ratio	10.7%	10.5%	10.4%	10.1%	9.9%

Summit Community Bank, Inc.
CET1 Risk-based Capital	13.6%	13.6%	13.4%	13.5%	n/a
Tier 1 Risk-based Capital	13.6%	13.6%	13.4%	13.5%	14.2%
Total Risk Based Capital	14.5%	14.6%	14.4%	14.5%	15.3%
Tier 1 Leverage Ratio	10.8%	10.7%	10.6%	10.5%	10.6%

NOTE (A) - Computed in accordance with Basel III regulatory capital guidelines beginning January 1, 2015

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

Commercial	$97,201	$89,250	$97,284	$89,928	$88,590
Commercial real estate
Owner occupied	203,555	199,068	191,743	180,269	157,783
Non-owner occupied	337,295	336,550	331,056	325,764	317,136
Construction and development
Land and development	65,500	66,164	64,435	66,558	67,881
Construction	9,970	8,419	18,214	19,094	28,591
Residential real estate
Non-jumbo	221,749	222,739	220,199	219,938	220,071
Jumbo	50,313	46,092	49,203	50,492	52,879
Home equity	74,300	73,652	72,504	68,894	67,115
Consumer	19,251	19,124	18,683	18,485	19,456
Other	11,669	12,518	12,423	11,074	11,507
Total loans, net of unearned fees	1,090,803	1,073,576	1,075,744	1,050,496	1,031,009
Less allowance for loan losses	11,472	11,228	11,272	10,827	11,167
Loans, net	$1,079,331	$1,062,348	$1,064,472	$1,039,669	$1,019,842

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Non interest bearing checking	$119,010	$118,887	$113,256	$117,049	$115,427
Interest bearing checking	215,721	217,242	202,957	196,606	204,030
Savings	266,825	259,185	246,949	257,687	253,578
Time deposits	465,153	476,777	490,148	486,966	488,279
Total deposits	$1,066,709	$1,072,091	$1,053,310	$1,058,308	$1,061,314

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

Gross loan charge-offs	$132	$774	$463	$782	$362
Gross loan recoveries	(126)	(481)	(407)	(192)	(488)
Net loan charge-offs	$6	$293	$56	$590	$(126)

Net loan charge-offs to average loans (annualized)	—%	0.11%	0.02%	0.23%	-0.05%
Allowance for loan losses	$11,472	$11,228	$11,272	$10,827	$11,167
Allowance for loan losses as a percentage of period end loans	1.05%	1.05%	1.05%	1.03%	1.08%

Nonperforming assets:
Nonperforming loans
Commercial	$853	$884	$1,065	$788	$392
Commercial real estate	5,955	5,294	2,421	1,340	1,844
Commercial construction and development	—	—	—	—	—
Residential construction and development	5,623	5,345	5,627	5,333	4,619
Residential real estate	3,245	3,881	4,433	4,491	5,556
Consumer	92	53	45	65	83
Total nonperforming loans	15,768	15,457	13,591	12,017	12,494
Foreclosed properties
Commercial	—	—	—	110	110
Commercial real estate	1,300	3,209	3,279	3,657	5,204
Commercial construction and development	8,717	9,328	10,178	10,191	10,179
Residential construction and development	14,068	14,965	15,839	17,590	19,267
Residential real estate	1,482	2,211	2,204	2,819	2,769
Total foreclosed properties	25,567	29,713	31,500	34,367	37,529
Other repossessed assets	5	—	55	55	221
Total nonperforming assets	$41,340	$45,170	$45,146	$46,439	$50,244

Nonperforming loans to period end loans	1.45%	1.44%	1.26%	1.14%	1.21%
Nonperforming assets to period end assets	2.77%	3.07%	3.05%	3.18%	3.48%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014

Commercial	$339	$42	$344	$387	$382
Commercial real estate	543	1,926	4,945	783	266
Construction and development	1,182	39	21	2,735	2,278
Residential real estate	4,442	3,888	3,932	3,614	7,413
Consumer	186	216	211	148	269
Other	9	9	7	18	14
Total	$6,701	$6,120	$9,460	$7,685	$10,622

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2015 vs Q4 2014
	Q4 2015			Q4 2014
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,064,491	$13,111	4.89%	$1,006,641	$12,562	4.95%
Tax-exempt	16,393	232	5.61%	9,488	158	6.61%
Securities
Taxable	202,417	1,027	2.01%	207,577	1,127	2.15%
Tax-exempt	82,013	997	4.82%	83,729	995	4.71%
Interest bearing deposits other banks and Federal funds sold	7,345	1	0.05%	8,102	2	0.10%
Total interest earning assets	1,372,659	15,368	4.44%	1,315,537	14,844	4.48%

Noninterest earning assets
Cash & due from banks	3,828			3,654
Premises & equipment	21,701			20,149
Other assets	91,596			107,467
Allowance for loan losses	(11,370)			(11,239)
Total assets	$1,478,414			$1,435,568

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$215,315	$72	0.13%	$199,932	$60	0.12%
Savings deposits	262,557	474	0.72%	254,986	443	0.69%
Time deposits	469,249	1,539	1.30%	489,884	1,627	1.32%
Short-term borrowings	156,812	156	0.39%	124,001	97	0.31%
Long-term borrowings and subordinated debentures	95,531	977	4.06%	114,533	1,274	4.41%
Total interest bearing liabilities	1,199,464	3,218	1.06%	1,183,336	3,501	1.17%

Noninterest bearing liabilities
Demand deposits	119,785			113,926
Other liabilities	16,970			11,633
Total liabilities	1,336,219			1,308,895

Shareholders' equity - preferred	—			9,249
Shareholders' equity - common	142,195			117,424
Total liabilities and shareholders' equity	$1,478,414			$1,435,568

NET INTEREST EARNINGS		$12,150			$11,343

NET INTEREST MARGIN			3.51%			3.42%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2015 vs YTD 2014
	YTD 2015			YTD 2014
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,049,172	$51,554	4.91%	$984,723	$50,078	5.09%
Tax-exempt	13,706	779	5.68%	7,823	533	6.81%
Securities
Taxable	209,316	4,328	2.07%	211,700	4,692	2.22%
Tax-exempt	77,280	3,756	4.86%	81,549	3,780	4.64%
Interest bearing deposits other banks and Federal funds sold	8,878	8	0.09%	9,325	8	0.09%
Total interest earning assets	1,358,352	60,425	4.45%	1,295,120	59,091	4.56%

Noninterest earning assets
Cash & due from banks	3,839			3,756
Premises & equipment	20,707			20,346
Other assets	94,996			112,504
Allowance for loan losses	(11,307)			(11,724)
Total assets	$1,466,587			$1,420,002

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$208,160	$251	0.12%	$192,190	$222	0.12%
Savings deposits	255,186	1,781	0.70%	238,340	1,580	0.66%
Time deposits	481,732	6,304	1.31%	513,110	7,193	1.40%
Short-term borrowings	151,102	525	0.35%	100,786	306	0.30%
Long-term borrowings and subordinated debentures	99,805	4,007	4.01%	142,213	5,939	4.18%
Total interest bearing liabilities	1,195,985	12,868	1.08%	1,186,639	15,240	1.28%

Noninterest bearing liabilities
Demand deposits	116,995			104,262
Other liabilities	15,024			10,119
Total liabilities	1,328,004			1,301,020

Shareholders' equity - preferred	1,786			9,276
Shareholders' equity - common	136,797			109,706
Total liabilities and shareholders' equity	$1,466,587			$1,420,002

NET INTEREST EARNINGS		$47,557			$43,851

NET INTEREST MARGIN			3.50%			3.39%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Years Ended
Dollars in thousands	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014

Core earnings applicable to common shares	$4,084	$4,108	$3,789	$16,697	$13,638

Realized securities gains	421	372	149	1,444	213
Applicable income tax effect	(156)	(138)	(55)	(534)	(79)
Gain (loss) on sale of foreclosed properties	314	(35)	(628)	26	(827)
Applicable income tax effect	(116)	13	232	(10)	306
Fraud loss	—	—	(461)	—	(461)
Applicable income tax effect	—	—	171	—	171
Write-downs foreclosed properties	(636)	(1,046)	(300)	(2,415)	(3,771)
Applicable income tax effect	235	387	111	894	1,395
	62	(447)	(781)	(595)	(3,053)
GAAP net income applicable to common shares	$4,146	$3,661	$3,008	$16,102	$10,585

Core diluted earnings per common share	$0.38	$0.38	$0.40	$1.56	$1.50

Realized securities gains	0.04	—	0.01	0.13	0.02
Applicable income tax effect	(0.01)	—	—	(0.05)	(0.01)
Gain (loss) on sale of foreclosed properties	0.03	0.03	(0.06)	—	(0.09)
Applicable income tax effect	(0.01)	(0.01)	0.02	—	0.03
Fraud loss	—	—	(0.05)	—	(0.05)
Applicable income tax effect	—	—	0.02	—	0.02
Write-downs of foreclosed properties	(0.06)	(0.10)	(0.03)	(0.23)	(0.39)
Applicable income tax effect	0.02	0.04	0.01	0.09	0.14
	0.01	(0.04)	(0.08)	(0.06)	(0.33)
GAAP diluted earnings per common share	$0.39	$0.34	$0.32	$1.50	$1.17

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Years Ended
Dollars in thousands	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014

Total core revenue	$14,181	$13,926	$13,624	$56,433	$53,395

FHLB special dividend	—	—	—	176	—
Realized securities gains	421	372	149	1,444	213
	421	372	149	1,444	213
GAAP total revenue	$14,602	$14,298	$13,773	$57,877	$53,608

Total core noninterest income	$2,448	$2,621	$2,673	$10,417	$11,010

Realized securities gains	421	372	149	1,444	213
	421	372	149	1,444	213
GAAP total noninterest income	$2,869	$2,993	$2,822	$11,861	$11,223

Total core noninterest expense	$8,172	$7,791	$7,721	$31,243	$30,265

Fraud loss	—	—	461	—	461
(Gains)/losses on sales of foreclosed properties	(314)	35	628	(26)	827
Write-downs of foreclosed properties	636	1,046	300	2,415	3,771
	322	1,081	1,389	2,389	5,059
GAAP total noninterest expense	$8,494	$8,872	$9,110	$33,632	$35,324